Exhibit 99.1

Raptor Pharmaceutical Reports Fourth Quarter and Full Year 2014 Financial Results and Provides 2015 Corporate Update

Global Net Product Sales for PROCYSBI® of $69.5 Million for 2014
2015 PROCYSBI Revenue Guidance of $80-$90 Million

Company to Host Conference Call and Webcast Today at 4:30 p.m. ET/1:30 p.m. PT

NOVATO, Calif., February 26, 2015 -- Raptor Pharmaceutical Corp. (NASDAQ: RPTP) reported financial results for the fourth quarter and year ended December 31, 2014 and provided an update on recent corporate developments.

Summary

Global net product sales for PROCYSBI® (cysteamine bitartrate) delayed-release capsules were $17.3 million for the fourth quarter ended December 31, 2014 compared to $10.2 million for the same period in 2013. Global net product sales for PROCYSBI for the full year 2014 were $69.5 million compared to $16.9 million for the same period in 2013. Global net product sales in 2014 came in at the top end of the company’s guidance range of $65 to $70 million.

Raptor reported a net loss on a GAAP basis of $18.9 million for the fourth quarter, or $0.29 per share, and a net loss of $52.5 million, or $0.83 per share, for the full year.

The company made several key hires in the fourth quarter of 2014 and in January 2015 to build the executive management team and appointed two new members to the Board of Directors in January 2015.

The Centre Hospitalier Universitaire or CHU, of d’Angers, France presented 18-month data from Phase 2/3 (Cyst-HD) study of RP103 in Huntington’s disease at the Huntington’s Study Group meeting in November 2014. Data demonstrated that RP103 improved Total Motor Score, or TMS, by 2.2 points in the modified intent-to-treat (mITT) population.

Raptor is establishing 2015 financial guidance with global net product sales for PROCYSBI between $80 and $90 million and non-GAAP operating expense, excluding non-cash stock-based compensation expense, between $115 and $125 million.

“2014 was a very productive year for Raptor. I am pleased with the strong commercial performance for PROCYSBI, which reflects Raptor’s ability to maximize access for cystinosis patients in existing regions and expand into new markets,” said Julie Anne Smith, President and CEO of Raptor Pharmaceuticals. “We expect additional gains in 2015 with a focus on continued value creation as we grow PROCYSBI’s footprint, advance our pipeline, including our Phase 2b pediatric NASH, Phase 2/3 Huntington’s and Phase 2 mitochondrial diseases programs, and strategically pursue the most attractive business opportunities.”

Fourth Quarter and Full Year 2014 Financial Highlights

Raptor provides non-GAAP financial measures, which it believes can enhance an overall understanding of its financial performance when considered together with GAAP figures. Refer to the section of this press release below entitled "Non-GAAP Financial Information and Other Disclosures" for a full discussion on this subject.

Net Product Sales

PROCYSBI global net product sales for the fourth quarter of 2014 were $17.3 million versus $10.2 million for the fourth quarter of 2013. Net product sales for the full year 2014 totaled $69.5 million versus $16.9 million of sales for 2013. Growth was driven by continued market penetration in the U.S. and the launch in Germany. PROCYSBI became commercially available in the U.S. in June 2013 and in Europe in April 2014.

Cost of Sales

Cost of sales were $3.3 million for the fourth quarter of 2014, compared to $0.8 million for the fourth quarter of 2013. Cost of sales for the year 2014 totaled $9.4 million versus $1.7 million for the year 2013.

Research & Development (R&D)

R&D expenses for the fourth quarter of 2014 were $13.9 million compared to $7.8 million for the fourth quarter of 2013. R&D expenses for the year 2014 totaled $43.5 million versus $29.2 million for the year 2013. The increase was primarily due to increases in staffing, preclinical studies, clinical trials and non-commercial drug manufacturing expenses.

Selling, General and Administrative (SG&A)

SG&A expenses were $16.1 million for the fourth quarter of 2014 compared to $12.4 million for the fourth quarter of 2013. SG&A expenses for the year 2014 totaled $56.7 million versus $37.9 million for the year 2013. The increase was primarily due to additional sales and marketing costs associated with the commercialization of PROCYSBI in the U.S. and in Europe.

Interest Expense

Interest expense for the fourth quarter of 2014 was $3.1 million compared to $2.7 million for the fourth quarter of 2013. Interest expense for the year 2014 totaled $14.0 million versus $6.8 million for the year 2013. The increase was due mainly to the higher royalty interest on increased sales in the fourth quarter and the full year of 2014 as well as the $70.0 million of increased principal of the two debt agreements with HealthCare Royalty Partners effective July 1, 2014.

Net Loss

GAAP net loss in the fourth quarter of 2014 was $18.9 million, or $0.29 per share, compared to a net loss of $12.1 million, or $0.20 per share, in the fourth quarter 2013. Full year GAAP net loss was $52.5 million, or $0.83 per share, compared to a net loss of $69.4 million, or $1.20 per share, for the same period in 2013.

Non-GAAP net loss, which excludes stock-based compensation expense, for the fourth quarter of 2014 was $16.1 million, or $0.25 per share, compared to a net loss of $10.5 million, or $0.17 per share, in the fourth quarter of 2013. Non-GAAP net loss for 2014 was $40.5 million, or $0.64 per share, versus a non-GAAP net loss of $62.4 million, or $1.08 per share, for the year 2013.

Cash and Cash Equivalents

Raptor ended 2014 with $149.6 million in cash and cash equivalents, which includes $44.8 million in net proceeds from the sale of common stock under an At-The-Market or ATM Common Stock Program in the fourth quarter.

2015 Financial Guidance

•	Establishing 2015 global net product sales guidance for PROCYSBI of $80 to $90 million.

•	Establishing non-GAAP operating expense, excluding non-cash stock-based compensation expense, guidance of between $115 and $125 million.

Product and Pipeline Updates

PROCYSBI for Nephropathic Cystinosis

•	To date, PROCYSBI has been commercially available to patients in the U.S., Germany, Austria and Switzerland, and more recently, in Norway and Denmark. The company received its first reimbursed patient order in Brazil in January 2015. In addition, PROCYSBI is becoming available on a named-patient basis in other territories.

•	On February 12, 2015, Raptor was awarded the New Treatment Award by the Lysosomal Disease Network for PROCYSBI at the WorldSymposium.

RP103 for Huntington’s Disease (HD)

•	In the Phase 2/3 Huntington’s disease (Cyst-HD) trial, 65 of 96 patients had completed the 36-month protocol and 100% of completing patients elected to enroll in the extension study at the end of December 2014.

•	The company anticipates the last patient will complete the 36-month assessment in the trial this summer, with 36-month data available later this year.

•	Raptor continues to have ongoing discussions with the FDA and EMA regarding the clinical and regulatory pathways in HD and expects regulatory clarity later this year.

RP103 for Pediatric Non-alcoholic Steatohepatitis (NASH)

•	In the Phase 2b pediatric NASH (CyNCh) trial, all 169 enrolled patients have completed the Week 52 visit as of January 2015.

•	The company anticipates Phase 2b data release by the National Institute of Diabetes and Digestive and Kidney Diseases, or NIDDK, in 2H15.

RP103 for Mitochondrial Diseases

•	The Phase 2 study for mitochondrial diseases including Leigh syndrome remains ongoing. Based on an adaptive design statistical plan, the company expects to conduct interim analyses this year.

Anticipated Upcoming Milestones

•	2Q15: FDA decision on PROCYSBI for nephropathic cystinosis patients aged 2-6 years

•	2H15: Phase 2b RP103 data in pediatric NASH

•	2015: Initial PROCYSBI sales in Latin America

•	2015: Regulatory update regarding RP103 in Huntington’s disease

•	2015: 36-month data from the Phase 2/3 RP103 study in Huntington’s disease

•	2015: Interim Phase 2 RP103 data in mitochondrial disorders including Leigh syndrome

•	2015: Corporate development update

Conference Call and Webcast Information

Raptor will conduct a conference call and live audio webcast at 4:30 p.m. ET (1:30 p.m. PT) today. The live call may be accessed by dialing (888) 346-9290 for domestic callers or (412) 902-4275 for international callers and using the conference ID number 10060686. A live webcast of the conference call will be available online from the investor relations section of the company website at www.raptorpharma.com. After the call, a webcast replay will be available on the Raptor website for 90 days. A telephone replay of the call will be available by dialing (877) 344-7529 for domestic callers, or (412) 317-0088 for international callers, and using the conference ID number 10060686.

Non-GAAP Financial Information and Other Disclosures

Raptor uses non-GAAP financial measures, such as non-GAAP net loss, non-GAAP net loss per share and non-GAAP operating expense, to assess and analyze its operational results and trends and to make financial and operational decisions. Raptor believes these non-GAAP financial measures are also useful to investors because they provide greater transparency regarding Raptor’s operating performance and exclude non-cash stock-based compensation expenses which fluctuate from period to period based on factors that are not within the company's control, such as the company's stock price. These non-GAAP financial measures should not be considered an alternative to measurements required by GAAP, such as net loss, net loss per share and total operating expense, and should not be considered measures of Raptor’s liquidity. In addition, these non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. Reconciliations between non-GAAP financial measures and GAAP financial measures are included in the table accompanying this press release after the unaudited consolidated financial statements. GAAP operating expense for 2015 is not readily determinable due to the volatility of the company's common stock, which directly affects stock-based compensation expense.

About Raptor Pharmaceutical Corp.

Raptor Pharmaceutical Corp. is a global biopharmaceutical company focused on the development and commercialization of life-altering therapeutics that treat rare, debilitating and often fatal diseases. The company is engaged in multiple therapeutic areas such as nephropathic cystinosis, Huntington's disease (HD), nonalcoholic steatohepatitis (NASH), Leigh syndrome and other mitochondrial diseases. With an approved product in the U.S. and EU, Raptor also holds several orphan drug designations, including exclusivity for nephropathic cystinosis in the U.S. and EU, and orphan drug designation for HD in the U.S. and EU. A request for orphan designation for inherited mitochondrial diseases including Leigh syndrome has been submitted to the FDA. Raptor holds intellectual property for the use of cysteamine in HD and other neurodegenerative disorders including Parkinson's disease and Rett syndrome. For additional information, please visit www.raptorpharma.com.

About PROCYSBI® (cysteamine bitartrate) delayed-release capsules

PROCYSBI is a cystine depleting agent that is approved in the U.S. for the management of nephropathic cystinosis in adults and children ages 6 years and older. It is contraindicated in patients with a hypersensitivity to penicillamine. The most commonly reported side effects are vomiting, abdominal pain/discomfort, headaches, nausea, diarrhea, anorexia/decreased appetite, breath odor, fatigue, dizziness, skin odor and rash. For additional information on PROCYSBI, including full prescribing information, please visit www.procysbi.com.

FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are indicated by words or phrases such as "believes," "expects," "anticipates," "estimates," "plans," "continuing," "ongoing," "projected" and similar words or phrases and relate to future events or our future results of operations or future financial performance, including, but not limited to, statements regarding Raptor’s expected net product sales for PROCYSBI for 2015, projected non-GAAP operating expenses for 2015 and volatility of the company’s common stock price and its effect on stock-based compensation expense, access to PROCYSBI for cystinosis patients and market expansion, the timing of clinical trial activities and results, regulatory decisions and updates and sales in Latin America. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause the company's actual results to be materially different from these forward-looking statements. Raptor cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Factors which may contribute to differences in actual results include, among others: market acceptance and sales of PROCYSBI in the U.S. and the EU; Raptor's ability to expand the use of RP103 and to receive regulatory approval for other indications; Raptor's reliance on a single active pharmaceutical ingredient supplier, a single third-party manufacturer and other third parties in connection with drug product development; compliance with healthcare regulations, ongoing regulatory requirements and potential penalties; any serious adverse side effects associated with PROCYSBI or any other future products and product liability claims; third-party payor coverage, reimbursement and pricing; enacted and future healthcare legislation; Raptor's ability to obtain and maintain orphan drug or other regulatory exclusivity for PROCYSBI or any other future products; the integration of European operations with U.S. operations; relationships with key scientific and medical collaborators; intellectual property protection and claims and continued license rights; and Raptor's ability to fund its operations and make required payments on its debt. Certain of these risks, uncertainties and other factors are described in greater detail in the company's filings from time to time with the Securities and Exchange Commission (the "SEC"), which Raptor strongly urges you to read and consider, including: Raptor's annual report for the twelve months ended December 31, 2013 on Form 10-K filed with the SEC on March 17, 2014, quarterly reports for the quarterly period ended March 31, 2014,  June 30, 2014, and September 30, 2014 on Form 10-Q filed with the SEC on May 9, 2014, August 7, 2014, and November 6, 2014, respectively, and other periodic reports filed with SEC, all of which are available free of charge on the SEC's web site at http://www.sec.gov. Subsequent written and oral forward-looking statements attributable to Raptor or to persons acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth in Raptor's reports filed with the SEC. Raptor expressly disclaims any intent or obligation to update any forward-looking statements except as may be required by law.

CONTACT:	MEDIA CONTACT:
Kimberly Lee, D.O.	Cammy Duong
Vice President, Corporate Strategy and Communications	Canale Communications
(415) 408-6351	(619) 849-5382
klee@raptorpharma.com	cammy@canalecomm.com

INVESTOR CONTACT:
Robert H. Uhl
Managing Director
Westwicke Partners, LLC
(858) 356-5932
robert.uhl@westwicke.com

Raptor Pharmaceutical Corp.
Consolidated Balance Sheets
(In thousands, except shares and per share data)

	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$149,613	$83,052
Restricted cash	1,562	500
Accounts receivable	7,455	6,181
Inventories	9,134	3,000
Prepaid expenses and other	3,841	3,566
Total current assets	171,605	96,299
Noncurrent assets:
Fixed assets, net	5,880	1,810
Goodwill	3,275	3,275
Intangible assets, net	2,974	3,213
Other assets	5,332	4,129
Total Assets	$189,066	$108,726

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$2,550	$5,264
Accrued liabilities	16,859	13,128
Common stock warrant liability	711	7,066
Deferred revenue	-	4,698
Note payable, current portion	9,000	-
Total current liabilities	29,120	30,156
Noncurrent liabilities:
Note payable, net of current portion	51,000	50,000
Convertible notes	60,000	-
Total liabilities	140,120	80,156

Stockholders' equity:
Preferred stock, $0.001 par value per share, 15,000,000 shares authorized, zero shares issued and outstanding	-	-
Common stock, $0.001 par value per share, 150,000,000 shares authorized, 68,861,366 and 61,614,576 shares issued and outstanding at December 31, 2014 and 2013, respectively	69	62
Additional paid-in capital	306,832	234,246
Accumulated other comprehensive loss	(60)	(383)
Accumulated deficit	(257,895)	(205,355)
Total stockholders' equity	48,946	28,570
Total Liabilities and Stockholders' Equity	$189,066	$108,726

Raptor Pharmaceutical Corp.
Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)
(In thousands, except shares and per share data)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2014	2013	2014	2013

Net product sales	$17,286	$10,248	$69,497	$16,872
Cost of sales	3,268	786	9,416	1,653
Gross profit	14,018	9,462	60,081	15,219

Operating expenses:
Research and development	13,852	7,759	43,477	29,177
Selling, general and administrative	16,107	12,372	56,654	37,948
Total operating expenses	29,959	20,131	100,131	67,125

Loss from operations	$(15,941)	$(10,669)	$(40,050)	$(51,906)

Interest income	21	14	76	188
Interest expense	(3,115)	(2,744)	(13,971)	(6,832)
Foreign currency transaction gain	220	29	261	8
Loss on short-term investments	-	1	-	(128)
Adjustment to fair value of common stock warrants	(57)	1,278	(1,148)	(10,747)
Other income	-	-	2,346	-
Net loss before provision for income taxes	(18,872)	(12,091)	(52,486)	(69,417)
Provision for income taxes	(51)	-	(54)	-

Net Loss	$(18,923)	$(12,091)	$(52,540)	$(69,417)

Other comprehensive income (loss):
Foreign currency translation gain (loss)	22	79	323	(268)

Comprehensive Loss	$(18,901)	$(12,012)	$(52,217)	$(69,685)

Net loss per share:
Basic and diluted	$(0.29)	$(0.20)	$(0.83)	$(1.20)

Weighted-average shares outstanding:
Basic and diluted	65,144,206	61,248,443	63,213,504	57,860,366

Raptor Pharmaceutical Corp.
Reconciliation of GAAP to Non-GAAP Financial Information
(Unaudited)
(In thousands, except shares and per share data)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2014	2013	2014	2013

Net loss	$(18,923)	$(12,091)	$(52,540)	$(69,417)

Stock-based compensation expense	2,798	1,610	12,046	7,030

Non-GAAP Loss	$(16,125)	$(10,481)	$(40,494)	$(62,387)

Adjusted net loss per share:
Basic and diluted	$(0.25)	$(0.17)	$(0.64)	$(1.08)

Weighted-average shares outstanding:
Basic and diluted	65,144,206	61,248,443	63,213,504	57,860,366